Exhibit 1.01

Conflict Minerals Report

Western Digital Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for calendar year 2016 as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 31, 2017.

Unless the context indicates otherwise, the terms “we,” “its,” “us,” “our” and “Company” refer to Western Digital Corporation, or WDC, and its consolidated subsidiaries, including SanDisk LLC (formerly known as SanDisk Corporation) and its subsidiaries, which were acquired on May 12, 2016. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Any statements that do not relate to historical or current facts or matters are forward-looking statements. You can identify some of the forward-looking statements by the use of forward-looking words, such as “intend” and the like, or the use of future tense. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG and (3) political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”), its adjoining countries, the United States or elsewhere. You should not place undue reliance on these forward-looking statements, which speak only as of the date of filing of this document. We do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of filing of this document or to reflect the occurrence of unanticipated events.

Applicability of the Conflict Minerals Rule to Our Company

We are a leading developer, manufacturer and provider of data storage devices and solutions that address the evolving needs of the information technology industry and the infrastructure that enables the proliferation of data in virtually every industry. Our broad portfolio of offerings addresses three categories: Data Center Devices and Solutions (capacity and performance enterprise hard disk drives, enterprise solid-state drives (“SSDs”), data center software and system solutions); Client Devices (mobile, desktop, gaming and digital video hard drives, client SSDs, embedded products and wafers); and Client Solutions (removable products, hard drive content solutions and flash content solutions). We also generate license and royalty revenue related to our intellectual property which is included in each of the three categories.

We are subject to the Conflict Minerals Rule because certain products that we manufacture or contract to be manufactured contain 3TG that are necessary to the functionality or production of the products. We do not directly source 3TG from mines, smelters or refiners and believe that in most cases we are several steps removed in the supply chain from these market participants. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with the expectations provided in our Conflict Minerals Policy, which we describe below.

We describe our product, smelter and refiner information for 2016 under “Product Information” below and on Annex A. For 2016, we did not find that any of the necessary 3TG contained in these in-scope products directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.” Our use of the terms “adjoining country,” “armed group” and “DRC conflict free” have the same meanings as those provided in the Conflict Minerals Rule.

Our Conflict Minerals Policy

We strongly disapprove of the violence in the DRC and adjoining countries. Since well before the adoption of the Conflict Minerals Rule, we have been committed to supporting responsible sourcing of 3TG. We started communicating with suppliers in 2010 regarding this issue. We also take seriously our compliance obligations under the Conflict Minerals Rule. To these ends, we have adopted and communicated to our suppliers and the public our policy regarding 3TG (our “Conflict Minerals Policy”). Our Conflict Minerals Policy provides our expectations that our suppliers:

1.	Supply materials to us that are “DRC conflict free;” our Conflict Minerals Policy states that this means (a) any 3TG necessary to the functionality and production of supplied materials do not directly or indirectly finance armed groups through mining or mineral trading in the DRC or an adjoining country, or (b) any 3TG in supplied materials are from recycled or scrap sources; and

2.	Adopt policies with respect to 3TG in support of our Conflict Minerals Policy and, throughout the supply chain, to require their suppliers to adopt similar policies.

We do not support the embargoing of 3TG from the DRC region, but rather encourage our suppliers to continue to source responsibly from the region.

In addition, we have been a member of the Electronic Industry Citizenship Coalition (“EICC”) since 2007. The EICC is an industry collaboration with a focus on improving working conditions and environmental stewardship throughout the electronics supply chain. Through the EICC’s Conflict-Free Sourcing Initiative (the “CFSI”), we have worked and continue to work with other companies focusing on responsible 3TG sourcing.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, we conducted a “reasonable country of origin inquiry” covering 2016. Our outreach included communicating requests for Conflict Minerals Reporting Templates from those suppliers that we identified as having provided us with components, parts or products containing 3TG, or that we believe may have provided us with components, parts or products containing 3TG. Our outreach for 2016 included 217 suppliers, 100% of which responded to our request for information.

For 2016, the responding suppliers identified 308 different smelters and refiners that processed the necessary 3TG contained in our in-scope products. Based on our reasonable country of origin inquiry with our suppliers, the information reported by suppliers that submitted Conflict Minerals Reporting Templates to us, and the country of origin information that the CFSI makes available to its members, we concluded that 23 of these smelters and refiners sourced from within the DRC and its adjoining countries. All of the identified smelters and refiners that sourced from the DRC and its adjoining countries were listed as compliant, as described under “Identified Smelters and Refiners.”

In connection with our reasonable country of origin inquiry, our suppliers also identified to us 24 smelters and refiners that processed necessary 3TG in our supply chain that we reasonably believe sourced only recycled or scrap content for at least part of 2016. An additional 63 smelters and refiners identified to us by our suppliers processed 3TG from both recycled or scrap and newly mined sources. The foregoing determinations were based on origin information that the CFSI makes available to its members. To the extent that a smelter or refiner processed both recycled or scrap and newly mined 3TG, we were unable to determine from which source the necessary 3TG in our products originated.

For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below) design framework, which are described below in this Conflict Minerals Report.

Pursuant to the Conflict Minerals Rule, based on the results of our reasonable country of origin inquiry, we were required to conduct due diligence for 2016. We discuss these due diligence efforts below.

Due Diligence Program Design

Design Framework

We have designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”).

Selected Elements of Design Framework

The OECD Guidance established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. We discuss selected elements of our due diligence program design below. However, these are not all of the elements of our due diligence program designed to help ensure the responsible sourcing of 3TG contained in our products. The headings below conform to the headings used in the OECD Guidance for each of the five steps. We discuss selected due diligence measures that we took in respect of 2016 under “Due Diligence Program Execution.”

1.	Establish strong company management systems

a.	We have a team of senior staff who are members of the working group responsible for the management and continued implementation of our 3TG compliance strategy. This staff reports to senior leadership of our Company. The following functional areas are represented on the working group or are otherwise involved with our compliance process: financial reporting; internal audit; investor relations; legal; procurement; and quality. Leadership of the compliance program resides with our Senior Vice President, Integrated Supply Chain Management, and Chief Procurement Officer.

b.	Selected personnel receive training on the Conflict Minerals Rule, the OECD Guidance, our compliance program and our procedures for reviewing and validating supplier responses to our inquiries. We have internal procedures documents addressing various aspects of our compliance program, including our review and validation of supplier responses. These documents are communicated to the members of the working group.

c.	We utilize specialist outside counsel and other consultants to assist us with our compliance efforts.

d.	We have a Conflict Minerals Policy. The Conflict Minerals Policy is posted on our website and distributed electronically to selected employees and suppliers.

e.	We utilize the Conflict Minerals Reporting Template developed by the CFSI to identify smelters and refiners in our supply chain. The Conflict Minerals Reporting Template requires suppliers to provide information concerning the usage and source of 3TG in their components, parts and products, as well as information concerning their related compliance efforts. We encourage our suppliers to consult the information contained on the CFSI website and to participate in appropriate third-party training, to enhance the accuracy and quality of the information that they provide to us.

f.	We are a member of the EICC and the CFSI.

g.	We have procedures to maintain business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, on a computerized database for at least five years.

h.	Certain of our forms of purchase order terms and conditions contain a requirement to comply with environmental specifications for materials, components and products, which specifically reference 3TG compliance, and the EICC Code of Conduct, which provides for the responsible sourcing of minerals generally.

i.	With the dissemination of the Conflict Minerals Reporting Template, we remind suppliers of our Conflict Minerals Policy and indicate third-party resources that they can refer to for additional information. In addition, we remind certain suppliers of our compliance expectations during supplier business reviews.

j.	As a grievance mechanism, we have a third-party managed Ethics Hotline available for employees, suppliers and other interested parties to report potential violations of our Conflict Minerals Policy. We communicate to these stakeholders the availability of our Ethics Hotline for reporting potential violations of our company policies, which include our Conflict Minerals Policy. The number for the Ethics Hotline is (877) 548-6716.

2.	Identify and assess risk in the supply chain

a.	We request that suppliers provide us with information concerning the usage and source (including the identity of smelters/refiners in our supply chain) of 3TG in the components, parts and products that they sell to us and their related compliance efforts through the completion of a Conflict Minerals Reporting Template. We follow up by email or phone with suppliers that do not respond to the request for a completed Conflict Minerals Reporting Template within a specified time frame. As part of the supplier on-boarding process, we require the completion of a Conflict Minerals Reporting Template or otherwise make inquiries concerning 3TG content.

b.	We use internally-approved written review criteria to identify incomplete responses, potential errors and inaccuracies in suppliers’ Conflict Minerals Reporting Templates. As part of our review, we check whether smelters and refiners disclosed by suppliers processed the types of metals contained in the components, parts and products sourced from those suppliers. We follow up by email or phone with a supplier that submits an incomplete response or a response that we believe contains errors or inaccuracies or that otherwise provides a written response determined not to be suitable by us. We follow up with other suppliers as we deem appropriate.

c.	We review smelter and refiner information that suppliers provide against the Smelter Reference List tab of the Conflict Minerals Reporting Template. To the extent that a smelter or refiner identified by a supplier is not on this list, we request that the supplier confirm that the listed entity is a smelter or refiner and/or, through the CFSI or publicly available information, we attempt to determine whether the listed entity is a smelter or refiner.

d.	We also review smelter and refiner information against the lists of “compliant,” (which we also sometimes refer to herein as “certified” or “conflict-free”) “active” and the equivalent smelters and refiners and country of origin information published by the CFSI, the London Bullion Market Association (“LBMA”), the Responsible Jewellery Council (“RJC”) and the Tungsten Industry – Conflict Minerals Council (“TI-CMC”). To the extent that a smelter or refiner identified by a supplier is not listed as “compliant,” “active” or the equivalent by any of these independent third-parties, we consult information that the CFSI makes available to its members to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

e.	Suppliers are categorized by internally-developed supplier risk levels, which assign risk across multiple criteria, including smelter or refiner certification status, “red flags” identified and the supplier relationship. Suppliers that are identified as being in higher risk categories are escalated in accordance with our risk mitigation procedures, which are described below.

3.	Design and implement a strategy to respond to identified risks

a.	We have procedures for monitoring and reporting on risk to designated senior management and the Audit Committee of the Board of Directors. Pursuant to these procedures, the findings of our compliance efforts are reported to senior personnel at our Company, including leadership for our 3TG compliance program, and the Audit Committee of the Board of Directors.

b.	We have written risk management procedures. Risk mitigation actions under our procedures can include escalation by delivering a written request to higher management levels in the supplier’s organization and issuing a formal complaint and a temporary reduction or suspension in trade. Our risk management procedures provide for increasing levels of escalation to specified internal personnel and allows for a flexible response that is commensurate with the risks identified. In addition, to the extent that identified smelters and refiners are not certified, we work through CFSI to encourage such smelters and refiners to become certified. We also utilize information provided by the CFSI to its members to monitor smelter and refiner improvement.

4.	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain

a.	In connection with our due diligence, we utilize and rely on information made available by the CFSI, the LBMA, the RJC and the TI-CMC concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether the smelter or refiner is compliant with the applicable third-party conflict free certification.

b.	We also support independent third-party audits by being a member of the CFSI.

5.	Report on supply chain due diligence

We file a Form SD, and to the extent applicable a Conflict Minerals Report, with the Securities and Exchange Commission and make them available on our website.

Due Diligence Program Execution

We performed the following due diligence measures in respect of the 2016 compliance period, but these are not all of the measures that we took in respect of 2016 in furtherance of our Conflict Minerals Policy and 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, please see “Due Diligence Program Design.”

1.	We sent requests to all of our suppliers that we identified for 2016 as having provided us with components, parts or products containing 3TG, or that we believe may have provided us with components, parts or products containing 3TG, to provide us with a completed Conflict Minerals Reporting Template. We requested that our suppliers furnish us with a completed template at the product level (i.e., specific to the products that they sold to us, rather than pertaining to the products sold to all of their customers). We followed up by email or phone with suppliers that did not provide a completed template within the internally specified time frame communicated to the suppliers.

2.	As part of the supplier on-boarding process, we required that suppliers complete a Conflict Minerals Reporting Template or otherwise made inquiries concerning the 3TG content of the components, parts and/or products prior to making purchases from them.

3.	We held training sessions, which were conducted by a third-party consultant, for personnel involved with the review of the Conflict Minerals Reporting Templates received from suppliers. We increased the scope of training sessions for the compliance period covered by this Conflict Minerals Report compared to the prior calendar year.

4.	We reviewed the completed Conflict Minerals Reporting Templates based on our internally-approved written review criteria to identify incomplete responses, potential errors, inaccuracies and potential DRC region sourcing.

5.	We reviewed the smelters and refiners identified by our suppliers against those contained on the Smelter Reference List tab of the Conflict Minerals Reporting Template. To the extent that they were not on that list, we (a) requested that the supplier confirm that the listed entity is a smelter or refiner and/or (b) through the CFSI or publicly available information, attempt to determine whether the listed entity is a smelter or refiner.

6.	When a completed Conflict Minerals Reporting Template from a supplier identified a smelter or refiner, we also reviewed that information against the lists of “compliant” and “active” (or the equivalent) smelters and refiners and country of origin information published by the CFSI, the LBMA, the RJC and the TI-CMC.

7.	When a completed Conflict Minerals Reporting Template from a supplier identified a smelter or refiner that was not listed as “compliant,” or “active” or the equivalent by the CFSI, the LBMA, the RJC or the TI-CMC, we consulted the information that the CFSI makes available to its members to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country.

8.	The findings of our compliance efforts in respect of 2016 were reported to senior personnel at our Company, including leadership for our 3TG compliance program, and the Audit Committee of the Board of Directors.

9.	Pursuant to our risk management procedures, we sent requests to higher management levels in certain suppliers’ organizations where it was deemed advisable, to help incentivize suppliers to cooperate with our requests.

10.	We supported independent third-party audits of smelters and refiners through our membership in the CFSI. In addition, certain of our personnel were members of or participated in various CFSI committees, including the Smelter Engagement Team. Through our support of and participation in the CFSI, we utilized information provided by the CFSI to its members to monitor smelter and refiner improvement, to exercise leverage over smelters and refiners to become certified and to assess smelter and refiner due diligence.

11.	In addition, to mitigate the risk that the necessary 3TG contained in the in-scope products that we manufacture or contract to manufacture directly or indirectly finance or benefit armed groups in the DRC or an adjoining country, we:

a.	Updated our reasonable country of origin inquiry and due diligence procedures to align with the then latest Revision of the Conflict Minerals Reporting Template.

b.	Continued to refine our internal compliance procedures and reporting metrics, to better ensure that we are effectively using program resources and collecting data that is useful to assessing and mitigating risk.

c.	Reviewed selected supplier policies to confirm that they do not provide for an embargo of 3TG from the DRC region. Policies were selected for review based on the information provided by suppliers in their Conflict Minerals Reporting Templates. Based on that review, none of the reviewed suppliers were suspected of embargoing the DRC region.

d.	We communicated to suppliers the target dates we have set for them to transition to exclusively sourcing from certified conflict-free smelters and refiners.

Product Information

For 2016, our in-scope product categories were: (1) hard disk drives; (2) solid-state drives; (3) NAND-flash storage devices; (4) direct attached storage solutions; (5) personal cloud network attached storage solutions; and (6) public and private cloud data center storage solutions. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended July 1, 2016. The information contained in our Form 10-K is not incorporated by reference into, or a part of, this Conflict Minerals Report.

For 2016, we did not find that any necessary 3TG contained in these in-scope products directly or indirectly financed or benefitted an armed group in the DRC or an adjoining country. An “armed group” under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.”

We do not directly source 3TG from mines, smelters or refiners. We believe that in most cases we are several steps removed in the supply chain from these market participants.

Identified Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, our suppliers identified to us the facilities listed on Annex A as having processed the necessary 3TG contained in our in-scope products for 2016. Of those 308 facilities identified, 246 (just under 80%), were listed as compliant. Due to our position in the supply chain, which is discussed above, we rely on our suppliers for accurate smelter and refiner information. Our due diligence measures cannot provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our 2016 in-scope products.

The table below presents a summary of the smelter and refiner information contained in Annex A. Please see the notes accompanying Annex A for additional information relevant to the table below.

Smelter and Refiner and Country of Origin Information (1)

	Compliant				Active	On Reference List Only
	DRC Region Sourced	Non-DRC Region Sourced	Not Disclosed	Recycled or Scrap
Tantalum	17	41	0	30	0	0
Tin	2	64	0	17	6	22
Tungsten	4	36	2	17	0	7
Gold	0	7	72	23	3	24

(1)	If a smelter or refiner sourced from multiple sources, it is included in the table under each applicable category.

We endeavored to determine the mine or location of origin of the 3TG contained in our 2016 in-scope products by requesting that our suppliers provide us with a completed Conflict Minerals Reporting Template. Where a Conflict Minerals Reporting Template provided by a supplier identified a smelter or refiner, we also reviewed information made available by the CFSI, the LBMA, the RJC and the TI-CMC, to the extent available, to try to determine the mine or location of origin.

Future Risk Mitigation Efforts

We intend to take the following additional steps to mitigate the risk that the necessary 3TG in our 2017 in-scope products benefit armed groups:

1.	Continue to encourage suppliers that provided company level information for 2016 to provide product level information for 2017 through ongoing outreach with these suppliers.

2.	Engage with suppliers that provided incomplete responses or that did not provide responses for 2016 to help ensure that they provide requested information for 2017.

3.	Communicate to new potentially in-scope suppliers our sourcing expectations, including through the dissemination of our Conflict Minerals Policy to them.

4.	Continue to review selected supplier policies to confirm that they do not provide for an embargo of 3TG from the DRC region.

5.	Continue to communicate to suppliers that we are committed to responsible sourcing from the DRC region.

6.	Monitor supplier progress toward transitioning to exclusively sourcing from certified conflict-free smelters and refiners in accordance with the target dates that we have set for them.

All of the foregoing steps are in addition to the steps that we took in respect of 2016, which we intend to continue to take in respect of our 2017 compliance efforts, to the extent applicable.

Annex A

Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners

In connection with our reasonable country of origin inquiry or due diligence, as applicable, our suppliers identified to us the smelters and refiners listed below as having processed the necessary Conflict Minerals contained in our in-scope products in 2016. Please see the notes that accompany the table for important information concerning the data in the table.

Smelter and Refiner Information (1)

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Gold	Bangalore Refinery	INDIA	Active
Gold	Cendres + Métaux S.A.	SWITZERLAND	Active
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Active
Gold	Advanced Chemical Company	UNITED STATES	Compliant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	Asahi Pretec Corp.	JAPAN	Compliant
Gold	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Compliant
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Gold	Geib Refining Corporation	UNITED STATES	Compliant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	Compliant
Gold	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP S.A.	SWITZERLAND	Compliant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox S.A.	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyería Platería S.A.	SPAIN	Compliant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	T.C.A S.p.A	ITALY	Compliant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Torecom	KOREA, REPUBLIC OF	Compliant
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Valcambi S.A.	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	On Reference List

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Gold	Caridad	MEXICO	On Reference List
Gold	Chugai Mining	JAPAN	On Reference List
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	On Reference List
Gold	Guangdong Jinding Gold Limited	CHINA	On Reference List
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	On Reference List
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	On Reference List
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	On Reference List
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	On Reference List
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	On Reference List
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	On Reference List
Gold	L’azurde Company For Jewelry	SAUDI ARABIA	On Reference List
Gold	Lingbao Gold Co., Ltd.	CHINA	On Reference List
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	On Reference List
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	On Reference List
Gold	Morris and Watson	NEW ZEALAND	On Reference List
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	On Reference List
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	On Reference List
Gold	Sabin Metal Corp.	UNITED STATES	On Reference List
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	On Reference List
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	On Reference List
Gold	So Accurate Group, Inc.	UNITED STATES	On Reference List
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	On Reference List
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	On Reference List
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	Active
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Active
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Active
Tin	Modeltech Sdn Bhd	MALAYSIA	Active
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Active
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Active
Tin	Alpha	UNITED STATES	Compliant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Tin	China Tin Group Co., Ltd.	CHINA	Compliant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV Dua Sekawan	INDONESIA	Compliant
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Compliant
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Elmet S.L.U.	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Inti Stania Prima	INDONESIA	Compliant

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Tin	PT Karimun Mining	INDONESIA	Compliant
Tin	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tin	PT Menara Cipta Mulia	INDONESIA	Compliant
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT O.M. Indonesia	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Compliant
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Compliant
Tin	VQB Mineral and Trading Group JSC	VIETNAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yunnan Tin Company Limited	CHINA	Compliant
Tin	An Thai Minerals Co., Ltd.	VIETNAM	On Reference List
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	On Reference List
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	On Reference List
Tin	Estanho de Rondônia S.A.	BRAZIL	On Reference List
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	On Reference List
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	On Reference List
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	On Reference List
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	On Reference List
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	On Reference List
Tin	Phoenix Metal Ltd.	RWANDA	On Reference List
Tin	PT Alam Lestari Kencana	INDONESIA	On Reference List
Tin	PT Bangka Kudai Tin	INDONESIA	On Reference List
Tin	PT Bangka Putra Karya	INDONESIA	On Reference List
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	On Reference List
Tin	PT BilliTin Makmur Lestari	INDONESIA	On Reference List
Tin	PT Fang Di MulTindo	INDONESIA	On Reference List

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Tin	PT Justindo	INDONESIA	On Reference List
Tin	PT Koba Tin	INDONESIA	On Reference List
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	On Reference List
Tin	PT Seirama Tin Investment	INDONESIA	On Reference List
Tin	PT Wahana Perkit Jaya	INDONESIA	On Reference List
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	On Reference List
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Compliant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Kennametal Fallon	UNITED STATES	Compliant
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	Compliant

Metal	Name of Smelter or Refiner	Country of Location	Smelter or Refiner Status
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	Compliant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	ACL Metais Eireli	BRAZIL	On Reference List
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	On Reference List
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	On Reference List
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	On Reference List
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	On Reference List
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	On Reference List
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	On Reference List

(1)	We note the following in connection with the information contained in the foregoing table:

(a)	The smelters and refiners listed in the table were identified by our suppliers as being part of our 2016 supply chain. Some of our suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers or for other reasons. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2016 supply chain, since: (i) we have not included smelter and refiner information that our suppliers reported to us at a “company level,” meaning that they reported to us the 3TG contained in all of their products, not just the products that they sold to us; (ii) many of our suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products; and (iii) because not all of our suppliers responded to our inquiries.

(b)	The table only includes entities that were listed as smelters or refiners by the CFSI, the LBMA, the RJC or the TI-CMC.

(c)	Smelter or refiner status information in the table is as of March 17, 2017.

(d)	“Compliant” means that a smelter or refiner is listed as compliant with the Conflict-Free Smelter Program’s (“CFSP”) assessment protocols, including through audit cross-recognition. Smelters and refiners that are listed as “Re-audit in process” by the CFSP are considered to be compliant by the CFSP. Included smelters and refiners were not necessarily Compliant for all or part of 2016 and may not continue to be Compliant for any future period. We do not have information on the origin of the 3TG processed by any of the Compliant smelters and refiners prior to their respective certification dates.

(e)	“Active” is a CFSP designation that means that the smelter or refiner is listed as having submitted a signed Agreement for the Exchange of Confidential Information and Auditee Agreement contracts to the CFSP or, according to information published by the CFSI, the smelter has agreed to complete a CFSP validation audit within two years of membership issuance by the TI-CMC (progressing toward CFSP validation).

(f)	Smelter or refiner status reflected in the table is based solely on information made publicly available by the CFSI, LBMA, RJC and/or TI-CMC, without independent verification by us.

(g)	“On Reference List” means that a smelter or refiner is listed on the Smelter Reference List of the Conflict Minerals Reporting Template, but is not listed as “Compliant” or “Active.”

Country of Origin Information

The countries of origin of the 3TG processed by the Compliant smelters and refiners listed above may have included the countries listed below. The listed countries of origin are derived from information made available by the CFSI to its members. Except for the DRC, the CFSI does not indicate individual countries of origin of the 3TG processed by Compliant smelters and refiners. Instead, the CFSI indicates country of origin by category. In addition, for some of the listed Compliant smelters and refiners, origin information is not disclosed. Compliant smelters and refiners listed above were in each of the categories below:

L1 – Countries that are not identified as conflict regions or plausible areas of smuggling or export of from the DRC and its nine adjoining countries: Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United States of America, Uzbekistan, Vietnam, Zimbabwe.

L2 – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Kenya, Mozambique and South Africa.

L3 – The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

DRC – The Democratic Republic of the Congo.

In addition, according to information made available by the CFSI to its members, some of the listed smelters and refiners processed 3TG originating solely from recycled or scrap sources and others processed both recycled and scrap content and newly mined content from one or more of the regions indicated above.

We did not determine the countries of origin of the 3TG processed by other smelters and refiners listed on this Annex A.